Exhibit 99.1
Expanding the range of wireless solutions

FOR IMMEDIATE RELEASE	CONTACT:	Ned Mavrommatis, CFO
201-996-9000; fax: 201-996-9144
ned@id-systems.com
I.D. Systems, Inc. Reports Second Quarter Financial Results
Hackensack, NJ, August 11, 2010—I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the second quarter of 2010. Revenue for the three months ended June 30, 2010, increased $3.3 million to $6.0 million, compared to $2.7 million for the three months ended June 30, 2009. The increase was attributable primarily to service contracts held by I.D. Systems’ Asset Intelligence business unit, acquired from General Electric in January, 2010, which currently averages approximately $1.1 million per month in recurring revenue under multi-year contracts.
Gross margin for the second quarter of 2010 was 60.1%, compared to 54.8% for the corresponding period in 2009. Net loss for the quarter was $4.0 million, or ($0.36) per basic and diluted share, compared to net loss of $2.3 million, or ($0.21) per basic and diluted share, for the second quarter of 2009. Excluding $439,000 in stock-based compensation expense, non-GAAP net loss for the second quarter of 2010 was $3.6 million, or ($0.32) per basic and diluted share.
For the six-month period ended June 30, 2010, revenues increased $6.5 million to $12.1 million, compared to $5.6 million for the six months ended June 30, 2009. Gross margin for the six-month period was 57.7%, compared to 54.5% for the corresponding period in 2009. Net loss for the period was $8.1 million, or ($0.72) per basic and diluted share, compared to net loss of $5.4 million, or ($0.49) per basic and diluted share, for the six months ended June 30, 2009. Excluding $893,000 in stock-based compensation expense, non-GAAP net loss for the six-month period ended June 30, 2010 was $7.2 million, or ($0.64) per basic and diluted share.
As of June 30, 2010, excluding a $1.2 million line of credit, I.D. Systems had $27.1 million in cash, cash equivalents and marketable securities, and $32.7 million of working capital.
“Although our short term results did not meet our goals, we remain committed to improving our financial results in 2010 by continuing to expand our portfolio of solutions, control costs, maintain robust margins, and grow revenues,” said Jeffrey Jagid, I.D. Systems’ Chairman and Chief Executive Officer. “We expect our cost management initiatives, including staff consolidations related to our January, 2010, acquisition of General Electric’s Asset Intelligence business, to ultimately decrease I.D. Systems’ consolidated annual operating expenses by approximately $8 million.”
Highlights for the second quarter of 2010 included:
•	Expansion of I.D. Systems’ solutions with existing customers, including:
•	Wal-Mart, which extended, through 2012, a contract with I.D. Systems’ Asset Intelligence subsidiary for its VeriWise™ over-the-road trailer management systems.
•	Knight Transportation, which expanded its deployment of VeriWise™ trailer management systems to more than 1,500 additional trailers.
•	American Airlines and American Eagle Airlines, which expanded the number of vehicles at Dallas Fort-Worth International Airport equipped with I.D. Systems’ AvRamp™ Wireless Vehicle Management System.
•
Procter & Gamble (“P&G”), which ordered I.D. Systems’ PowerFleet® Wireless Vehicle Management System for a fleet of lift trucks at a facility in Canada (P&G’s first PowerFleet® deployment in North America), and which also selected I.D. Systems as its global supplier of industrial vehicle management systems.

•
Initial implementations of I.D. Systems’ PowerFleet® Wireless Vehicle Management System for the industrial truck fleets of new customers, including Armstrong World Industries, Campbell Soup Company, and General Mills.

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Expanding the range of wireless solutions
•	Development of new products to expand the markets and applications addressed by I.D. Systems’ solutions, including:
•
VeriWise™ Track & Trace, a low-cost, long-life, cellular device with flexible mounting options and simple installation, aimed at trailer and container location tracking, theft countermeasures, and short-term asset analytics.

•
SafeNav™ Powered by Garmin™, an on-vehicle, GPS-based navigation and alert system designed to provide airport vehicle operators with real-time situational awareness, with the goal of avoiding accidental runway incursions.

•
PowerBox™, a hosted, out-of-the-box solution designed to simplify system acquisition, deployment and benefit achievement for customers with small to medium fleets, or larger fleets with basic vehicle management requirements.

•
Execution of a marketing agreement with The Raymond Corporation, a leading global manufacturer of material handling vehicles, under which Raymond will sell I.D. Systems’ vehicle management solutions, and the concurrent certification of I.D. Systems’ on-vehicle hardware for direct interface with Raymond lift trucks to simplify installation and expand system functionality.

Selling, general and administrative expenses (“SG&A”) for the three months ended June 30, 2010, were $6.7 million, compared to $3.8 million for the second quarter of 2009. SG&A expenses for the six months ended June 30, 2010, were $13.2 million, compared to $8.0 million for the corresponding period of 2009. These increases reflect additional payroll-related and consulting expenses following the acquisition of Asset Intelligence, prior to staff consolidations and other cost reduction measures.
Research and development (“R&D”) expenses for the second quarter of 2010 were $1.1 million, compared to $0.7 million for the second quarter of 2009. R&D expenses for the six months ended June 30, 2010 were $2.3 million, compared to $1.4 million for the corresponding period in 2009. The increases reflect investments in new Asset Intelligence products coming to market in 2010.
Investor Conference Call
I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Time on Wednesday, August 11, 2010. Jeffrey Jagid, Chairman and Chief Executive Officer of I.D. Systems, will lead a discussion on the results of the quarter and recent developments. After opening remarks and a discussion of the quarter, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the Company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.
Non-GAAP Measures
To supplement its financial statements presented in accordance with GAAP, I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. All non-GAAP measures included in this press release are accompanied by information for a reconciliation to the nearest GAAP measures.
About I.D. Systems
Based in Hackensack, New Jersey, with subsidiaries in Germany and the United Kingdom, I.D. Systems is a leading provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including vehicles, powered equipment, trailers, containers, baggage, and cargo. The Company’s patented technologies address the needs of organizations to monitor and analyze their assets to improve safety, security, efficiency, and productivity. For more information, please visit www.id-systems.com.
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Expanding the range of wireless solutions
“Safe Harbor” Statement
This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; and plans, strategies and objectives of management for future operations, including integration plans in connection with acquisitions. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.
— Tables to Follow —
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Expanding the range of wireless solutions
I.D. Systems, Inc. and Subsidiaries
Statement of Operations Data
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2010	2009	2010
Revenue:
Products	$1,771,000	$1,829,000	$3,149,000	$3,852,000
Services	913,000	4,184,000	2,469,000	8,285,000

	2,684,000	6,013,000	5,618,000	12,137,000

Cost of revenue:
Cost of products	890,000	865,000	1,688,000	1,840,000
Cost of services	323,000	1,532,000	870,000	3,296,000

	1,213,000	2,397,000	2,558,000	5,136,000

Gross profit	1,471,000	3,616,000	3,060,000	7,001,000

Selling, general and administrative	3,764,000	6,689,000	7,975,000	13,163,000
Research and development expenses	691,000	1,119,000	1,380,000	2,273,000

Loss from operations	(2,984,000)	(4,192,000)	(6,295,000)	(8,435,000)
Interest income	283,000	187,000	630,000	396,000
Interest expense	(43,000)	(25,000)	(43,000)	(55,000)
Other income, net	420,000	4,000	312,000	5,000

Net loss	$(2,324,000)	$(4,026,000)	$(5,396,000)	$(8,089,000)

Net loss per share — basic and diluted	$(0.21)	$(0.36)	$(0.49)	$(0.72)

Weighted average common shares outstanding — basic and diluted	10,916,000	11,253,000	10,906,000	11,219,000

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Expanding the range of wireless solutions
I.D. Systems, Inc. and Subsidiaries
Balance Sheet Data

		June 30, 2010
	December 31, 2009*	(Unaudited)
ASSETS
Cash and cash equivalents	$19,481,000	$6,768,000
Investments — short term	33,909,000	17,103,000
Accounts receivable, net	3,252,000	5,843,000
Note and lease receivable — current	—	153,000
Inventory, net	4,487,000	8,591,000
Interest receivable	97,000	74,000
Deferred costs — current	—	566,000
Prepaid expenses and other current assets	686,000	1,940,000

Total current assets	61,912,000	41,038,000

Investments — long term	6,752,000	4,379,000
Note and lease receivable — less current portion	—	1,088,000
Deferred costs — less current portion	—	1,233,000
Fixed assets, net	917,000	3,984,000
Other assets	—	271,000
Goodwill	619,000	1,573,000
Intangible assets, net	375,000	5,620,000

	$70,575,000	$59,186,000

LIABILITIES
Accounts payable and accrued expenses	$2,094,000	6,084,000
Line of credit	11,638,000	1,161,000
Deferred revenue -current	501,000	1,131,000

Total current liabilities	14,233,000	8,376,000
Deferred revenue — less current portion	461,000	2,133,000

Total liabilities	14,694,000	10,509,000

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	—	—
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,284,000 and 12,466,000 shares issued at December 31, 2009 and June 30, 2010, respectively; shares outstanding, 11,075,000 and 11,253,000 at December 31, 2009 and June 30, 2010, respectively	120,000	121,000
Additional paid-in capital	103,596,000	104,491,000
Accumulated deficit	(36,859,000)	(44,948,000)
Accumulated other comprehensive loss	(60,000)	(61,000)

	66,797,000	59,603,000
Treasury stock, at cost	(10,916,000)	(10,926,000)

Total stockholders’ equity	55,881,000	48,677,000

Total liabilities and stockholders’ equity	$70,575,000	$59,186,000

*	Derived from audited balance sheet as of December 31, 2009.
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I.D. Systems, Inc. and Subsidiaries
Statement of Cash Flows Data
(Unaudited)

	Six months ended June 30,
	2009	2010
Cash flows from operating activities:
Net loss	$(5,396,000)	$(8,089,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	—	53,000
Accrued interest income	46,000	23,000
Stock-based compensation expense	1,058,000	893,000
Depreciation and amortization	277,000	970,000
Change in fair value of investments	(312,000)	—
Deferred rent expense	(11,000)	—
Deferred revenue	(14,000)	919,000
Changes in:
Restricted cash	230,000	—
Accounts receivable	5,565,000	571,000
Unbilled receivables	44,000	—
Note and lease receivable	—	149,000
Inventory	(2,236,000)	1,131,000
Prepaid expenses and other assets	6,000	(625,000)
Deferred costs	—	(1,104,000)
Accounts payable and accrued expenses	(1,017,000)	(401,000)

Net cash used in operating activities	(1,760,000)	(5,510,000)

Cash flows from investing activities:
Expenditures for fixed assets including website development	(278,000)	(961,000)
Business acquisition	—	(15,000,000)
Purchase of investments	(34,607,000)	(2,751,000)
Proceeds from sales and maturities of investments	29,855,000	22,017,000

Net cash (used in) provided by investing activities	(5,030,000)	3,305,000

Cash flows from financing activities:
Proceeds from exercise of stock options	—	3,000
Borrowing on line of credit	12,900,000	—
Principal payments on line of credit	(234,000)	(10,477,000)

Net cash provided by (used in) financing activities	12,666,000	(10,474,000)

Effect of foreign exchange rate changes on cash and equivalents	2,000	(34,000)
Net increase (decrease) in cash and cash equivalents	5,878,000	(12,713,000)
Cash and cash equivalents — beginning of period	12,558,000	19,481,000

Cash and cash equivalents — end of period	$18,436,000	6,768,000

Supplemental disclosure of cash flow information:
Cash paid for interest	$43,000	$55,000

Noncash activities:
Unrealized (loss) gain on investments	$(6,000)	$88,000

Shares withheld pursuant to stock issuance	$65,000	$10,000

Acquisition:
Fair value of assets acquired	—	$19,695,000
Liabilities assumed	—	(4,695,000)

Net cash paid in 2010	—	$15,000,000